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SOUTHWEST AIRLINES REPORTS JANUARY TRAFFIC

DALLAS, TEXAS – February 7, 2013 – Southwest Airlines Co. (NYSE: LUV) announced today that the Company flew 7.3 billion revenue passenger miles (RPMs) in January 2013, a 1.7 percent decrease from the 7.4 billion RPMs flown in January 2012.  Available seat miles (ASMs) increased 0.5 percent to 10.0 billion from the January 2012 level of 9.9 billion.  The January 2013 load factor was 72.7 percent, compared to 74.3 percent in January 2012.  For January 2013, passenger revenue per ASM (PRASM) is estimated to have increased approximately two percent compared to January 2012.

This release, as well as past news releases about Southwest Airlines Co., is available online at southwest.com.

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SOUTHWEST AIRLINES CO.
PRELIMINARY COMPARATIVE TRAFFIC STATISTICS

	JANUARY
	2013	2012	CHANGE
Revenue passengers carried	7,684,827	7,988,191	(3.8)%

Enplaned passengers	9,428,482	9,772,932	(3.5)%

Revenue passenger miles (000)	7,254,374	7,379,990	(1.7)%

Available seat miles (000)	9,982,375	9,936,035	0.5%

Load factor	72.7%	74.3%	(1.6	)pts

Average length of haul	944	924	2.2%

Trips flown	105,317	110,004	(4.3)%

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